Exhibit 99.1

Veritone Reports First Quarter 2025 Results

– Q1 Total Revenue of $22.5 Million, in line with outlook from preliminary results–

– Total ARR (SaaS and Consumption) of $58.7 Million from 3,156 Total Software Products & Services Customers, including ARR (SaaS) of $47.5 Million or 81% from Subscription-based Customers –

– Q1 Total New Bookings of $15.8 Million, up 22% Year over Year –

– Veritone Data Refinery “VDR” exited the quarter with a qualified and near-term pipeline of over $10.0 Million, up from $5.0 Million in March 2025 –

DENVER -- May 8, 2025 -- Veritone, Inc. (NASDAQ: VERI), a leader in building human-centered enterprise AI solutions, today announced results for the first quarter ended March 31, 2025.

President and Chief Executive Officer Ryan Steelberg commented, "Veritone delivered solid topline performance in the first quarter of 2025, and continues with strong momentum into Q2, highlighting the (i) stabilization of our business, (ii) our improved financial condition following the completion of previously announced strategic transactions, and (iii) acceleration in the adoption of our Veritone Data Refinery offering.

Steelberg continued, “Our groundbreaking VDR offering has achieved strong early traction, and we expect this to continue. By converting raw data into high-value assets, we're bridging a critical emerging gap in the AI ecosystem and empowering the continued and enhanced training of both large language and multi-modal models powering the next generation of AI, while providing content owners with new opportunities to manage and monetize their data in ways that have previously been out of reach."

First Quarter 2025 Financial Highlights

•
Revenue of $22.5 million, a decrease of 7% compared to Q1 2024.
•
Software Products and Services revenues of $14.5 million, a decrease of $0.7 million or 4.8% year over year, driven primarily by lower consumption across our Commercial Enterprise customer base, foreign exchange rates declines in Europe as compared to the US dollar, and economic and geopolitical factors, offset by higher revenue from VDR.
•
Managed Services revenue of $8.0 million, a decrease of $0.9 million or 10.7% year over year.
•
GAAP gross profit of $13.7 million, a decrease of $2.6 million, or 16.0%, year over year; GAAP gross margin of 61.1% as compared to 67.6% in Q1 2024, as a result of higher depreciation and amortization, coupled with year-over-year declines in higher gross margin revenue from consumption-based and one-time software revenue.
•
Non-GAAP gross profit of $14.6 million, a decrease of $2.6 million, or 15.0% year over year; non-GAAP gross margin of 65.1% as compared to 71.2% in Q1 2024, driven largely by year-over-year declines in higher gross margin revenue from consumption-based and one-time software revenue.
•
Loss from operations of $21.6 million, an improvement from a loss of $24.4 million in Q1 2024.
•
Net loss of $19.9 million, as compared to a loss of $25.2 million in Q1 2024.
•
Non-GAAP net loss from continuing operations of $11.1 million, increased 7.6% as compared to Q1 2024.
•
During the quarter, completed a registered direct offering for the definitive purchase and sale of 4,414,878 shares of common stock and pre-funded warrants to purchase up to 3,608,838 shares of common stock for aggregate gross proceeds of approximately $20.3 million for use in the repayment of debt and general corporate purposes.

About Our Sales Pipeline

Our sales pipeline represents revenue we expect to receive based on the total fees payable during the full contract term for new contracts outstanding at the end of the quarter and contracts that we believe have a high probability of closing in the next three to twelve months. We include in our sales pipeline fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term and we do not include any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services) and any fees payable after contract renewals or extensions that are at the discretion of our customer. Many of our contracts require us to provide services over more than one year and may include professional fees required to enable our technology in certain environments we do not host or have direct control over. In some cases, our customers may have the ability to terminate our agreements on short notice and our pipeline does not consider the potential impact of any early termination. No assurance can be given that we will ultimately realize our full sales pipeline.

Unaudited	Three Months Ended
(in $000s)	March 31, 2025	March 31, 2024	Change
Revenue	$22,463	$24,153	(7)%
Operating loss	$(21,634)	$(24,370)	(11)%
Net loss from continuing operations	$(19,875)	$(26,200)	(24)%
Net loss	$(19,875)	$(25,198)	(21)%
GAAP gross profit	$13,714	$16,327	(16)%
Non-GAAP gross profit*	$14,629	$17,205	(15)%
Non-GAAP net loss from continuing operations*	$(11,130)	$(10,344)	8%
Non-GAAP net loss*	$(11,130)	$(7,619)	46%

	Three Months Ended
Unaudited	March 31, 2025	March 31, 2024	Change
Software Products & Services Revenue (in 000's)	$14,483	$15,220	(5)%
Total Software Products & Services Customers(1)	3,156	3,384	(7)%
Annual Recurring Revenue (in 000's)(2)	$58,717	$72,574	(19)%
Total New Bookings (in 000's)(3)	$15,835	$12,964	22%
Gross Revenue Retention(4)	>90%	>90%

(1)
“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 during the last month of the quarter and also excludes any customers categorized by us as trial or pilot status. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.
(2)
“Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of monthly recurring subscription-based SaaS revenue during the last month of the applicable quarter for all Total Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because it demonstrates our mix of subscription-based SaaS revenues as compared to consumption-based revenues.
(3)
“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).
(4)
“Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the three months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

* See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for these and additional Software Products & Services Supplemental Financial Information.

Commercial Enterprise

•
Veritone Data Refinery “VDR” solution which helps enterprises transform unstructured data into AI-ready assets, has a qualified and near-term pipeline of over $10M, up from $5.0M as of March 13, 2025.
•
Secured over 100 new business and renewal software agreements deals in the quarter, notably including partnerships with Freemantle, Audacy, World Athletics, Cox Media Group, Westwood One, Allrites, Beasley, and Hubbard.
•
Initiated Veritone Hire new co-selling agreement with Workday, our largest Applicant Tracking System “ATS” partner. This collaboration has already generated numerous new Workday opportunities and leads, and has resulted in the swift acquisition of two new clients. We anticipate significant growth in both opportunities and signed clients as this partnership develops.

Public Sector

•
Public sector solutions gained meaningful traction domestically and globally, with new customer acquisitions and a growing pipeline that now exceeds $110M.
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Added 8 new State, Local, and Educational “SLED” customers and 40 expansion sales transactions in Public Sector in the first quarter.
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Moved to the operational stage in Getac partnership and commenced work with joint customers.
•
Added Investigate to the Tradewinds marketplace for the US Department of Defense to augment Veritone’s other applications available through Tradewinds.
•
Achieved significant technical and customer support milestones for aiWARE through project with the DLA to deploy the Veritone iDEMS applications and aiWARE on DLA's own private tenant and managed environment, meaningfully expanding the market opportunities for Veritone with Fed Civ and DoD to support with the highest-level security requirements.
•
Working with multiple agencies across DoD, DHS and DoJ to scope requirements and implement proof-of-concept and actual deployments in support of the President’s initiative for securing the border and modernizing DoD law enforcement.

Financial Results for Three Months Ended March 31, 2025

Delivered first quarter revenue of $22.5 million, a decrease of $1.7 million or 7% from $24.2 million in the first quarter of 2024. Software Products & Services revenue of $14.5 million decreased by $0.7 million or 4.8% year over year, driven by declines in consumption-based revenue across our Commercial Enterprise customer base, foreign exchange rates declines in Europe as compared to the US dollar, and economic and geopolitical factors, offset by higher revenue from VDR. Managed Services revenue of $8.0 million decreased by $0.9 million as compared to $8.9 million in the first quarter of 2024 driven by declines in live event services and VeriAds as a result of the more challenging macro environment.

GAAP gross profit of $13.7 million decreased $2.6 million from $16.3 million in the first quarter of 2024 primarily due to the decline in revenue, coupled with higher cost of revenue and depreciation and amortization. GAAP gross margin of 61.1% declined 650 basis points from 67.6% in the first quarter of 2024 as a result of higher depreciation and amortization, coupled with year-over-year declines in higher gross margin revenue from consumption-based and one-time software revenue. Non-GAAP gross margin was 65.1% as compared to 71.2%, a decline of 610 basis points.

Loss from operations of $21.6 million improved from a loss of $24.4 million year over year, principally driven by improvements made to the operating expense structure over the past two years and a $1.5 million one-time expense in Q1 2024 associated with our former CEO, offset by the decline in revenue. Net loss from continuing operations of $19.9 million improved from a net loss of $26.2 million for the first quarter of 2024 principally due to the improvement in loss from operations, coupled with a $3.7 million gain recorded in Q1 2025 associated with the fair value of the earnout from our Q4 2024 divestiture of our media agency. Non-GAAP net loss from continuing operations of $11.1 million increased 7.6% from a loss of $10.3 million for the first quarter of 2024, driven by the decline in Non-GAAP gross margin, offset by the improvement in loss from operations.

As of March 31, 2025, Total Software Product & Services Customers of 3,156 was down 6.7% relative to Total Software Product & Services Customers as of March 31, 2024, principally due to planned migration of legacy CareerBuilder customers off the Broadbean software platform over the trailing twelve months, offset by increases in Public Sector. Annual Recurring Revenue of $58.7 million decreased 19.1% year over year, driven by the expected decline in Commercial Enterprise consumption spending from customers.

Business Outlook

Second Quarter of 2025

•
Revenue is expected to be in the range of $23.0 million to $25.0 million, as compared to $24.1 million for the second quarter of 2024.
•
Non-GAAP net loss is expected to be in the range of $9.0 million to $8.0 million, as compared to non-GAAP net loss of $9.7 million for the second quarter of 2024.

Full Year 2025

•
Revenue is expected to be in the range of $104 million to $115 million, as compared to $92.6 million for fiscal 2024, and an 18% implied annual increase at the midpoint.
•
Non-GAAP net loss is expected to be in the range of $30.0 million to $20.0 million, as compared to non-GAAP net loss of $40.8 million for fiscal 2024, and a 39% implied annual increase at the midpoint.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call to deliver management’s prepared remarks on May 8, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its first quarter 2025 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the conference call or live audio webcast links or use the following dial-in numbers and ask to be connected to the Veritone earnings conference call. To avoid any delays, please join at least fifteen minutes prior to the start of the call.

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Conference Call
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Live Audio Webcast
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Domestic Call Number: (800) 830-9649
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International Call Number: (213) 992-4624

A replay of the conference call can be accessed one hour after the end of the conference call through May 15, 2025. The full webcast replay will be available through May 8, 2026. To access the earnings webcast replay please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088
•
Replay Access Code: 7885585

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss), Non-GAAP net income (loss) from continuing operations, Non-GAAP net income from discontinued operations, Non-GAAP gross profit, and Non-GAAP gross margin. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Non-GAAP net income (loss) is the Company’s net income (loss), adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, severance and executive transition costs, and non-GAAP net income from discontinued operations. Non-GAAP net income (loss) from continuing operations is net loss from continuing operations adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, and severance and executive transition costs. Non-GAAP net income from discontinued operations is net income from discontinued operations adjusted to exclude interest expense, net, depreciation and amortization, stock-based compensation, acquisition due diligence costs, and severance and executive transition costs.

Non-GAAP gross profit is defined as gross profit with adjustments to add back depreciation and amortization related to cost of revenue and stock-based compensation. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Reconciliations of each of these non-GAAP financial measures to the most closely comparable GAAP financial measure, including a breakdown of the excluded items noted above are included following the financial statements attached to this news release. These non-GAAP financial measures are not calculated and presented in accordance with GAAP and should not be considered as an alternative to net income (loss), operating income (loss), net income (loss) from continuing operations, net income (loss) from discontinued operations, gross profit, gross margin or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting, budgeting and measuring annual bonus compensation targets for executive personnel, including the Company’s named executive officers. Non-GAAP net income (loss) provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of items that are often unrelated to overall operating performance. Non-GAAP gross profit and Non-GAAP gross margin allow investors and management to analyze the Company’s operating performance by excluding expenses that are not directly related to the cost of providing goods and services. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Software Products & Services consists of revenue generated from the Company’s aiWARE platform and Veritone Hire solutions’ talent acquisition solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consists of revenues generated from content licensing customers, representation services, and, to a lesser extent, from advertising customers and related services.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding our expected total revenue and non-GAAP net loss for Q2 2025 and for full year 2025, the stabilization of our business, the performance and function of Veritone Data Refinery, customer acquisition, customer transaction pipelines and the estimated values thereof, including new customer growth related to certain existing customer partnerships, and the impacts of AI at scale on our operations and financial results. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,”

“outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things: our ability to continue as a going concern, including our ability to service our debt obligations as they come due over the next twelve months and beyond; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, service our debt obligations and refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; declines in key customers’ usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, sales, divestitures, and other existing or planned cost-saving measures, including the sale of our full service advertising agency, Veritone One, LLC, and our ability to successfully integrate our acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting and plans for remediation; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of third parties with whom we work; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the Israel-Hamas war and conflict in the surrounding regions, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts, high interest rates, the imposition of tariffs, trade tensions, and global trade disputes,,and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency:

Cate Goldsmith

Prosek Partners

914-815-7678

cgoldsmith@prosek.com

Source: Veritone, Inc.

Veritone, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$16,082	$16,911
Accounts receivable, net	33,823	31,997
Prepaid expenses and other current assets	11,384	10,498
Total current assets	61,289	59,406
Property, equipment, and improvements, net	10,461	10,052
Intangible assets, net	53,546	59,500
Goodwill	53,110	53,110
Restricted cash	287	407
Other assets	20,954	15,585
Total assets	$199,647	$198,060
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,166	$11,023
Deferred revenue	13,463	12,056
Term Loan, current portion (Note 4)	7,750	7,750
Accrued purchase compensation, current portion	1,175	1,200
Accrued expenses and other current liabilities	26,504	28,928
Total current liabilities	62,058	60,957
Convertible Notes	90,281	90,135
Term Loan, non-current portion (Note 4)	20,437	21,316
Accrued purchase compensation, non-current portion	—	900
Other non-current liabilities	12,117	11,300
Total liabilities	184,893	184,608
Commitments and contingencies (Note 9)
Stockholders' equity (deficit):
Common stock, par value $0.001 per share; 75,000,000 shares authorized; 44,863,702 and 40,217,628 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	45	41
Additional paid-in capital	502,070	480,477
Accumulated other comprehensive income (loss)	(206)	214
Accumulated deficit	(487,155)	(467,280)
Total stockholders' equity	14,754	13,452
Total liabilities and stockholders' equity	$199,647	$198,060

Veritone, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenue	$22,463	$24,153
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	7,834	6,947
Sales and marketing	10,105	9,948
Research and development	5,206	8,425
General and administrative	14,004	15,778
Depreciation and amortization	6,948	7,425
Total operating expenses	44,097	48,523
Operating loss	(21,634)	(24,370)
Interest expense, net	2,628	2,462
Other expense (income), net	(4,061)	413
Loss from continuing operations before income taxes	(20,201)	(27,245)
Income taxes	(326)	(1,045)
Net loss from continuing operations	(19,875)	(26,200)
Net income from discontinued operations, net of income taxes	—	1,002
Net loss	$(19,875)	$(25,198)
Earnings (Loss) per share:
Loss per share from continuing operations, basic and diluted	$(0.44)	$(0.70)
Earnings per share from discontinued operations, basic and diluted	$—	$0.03
Loss per share, basic and diluted	$(0.44)	$(0.67)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	44,725,682	37,353,228

Veritone, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net loss	$(19,875)	$(25,198)
Less: net income from discontinued operations, net of income taxes	—	(1,002)
Net loss from continuing operations	(19,875)	(26,200)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,948	7,424
Stock-based compensation	1,743	1,608
Non-cash interest expense	1,204	1,216
Deferred income taxes	(547)	(1,336)
Provision for credit losses	420	234
Reduction in carrying amount of operating lease right-of-use assets	204	251
Change in fair value of earnout receivable	(3,654)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,247)	2,399
Prepaid expenses and other current assets	(887)	(1,058)
Other assets	(3)	(23)
Accounts payable	2,144	(2,519)
Deferred revenue	1,407	602
Accrued expenses and other current liabilities	(3,777)	2,262
Other non-current liabilities	(124)	(758)
Net cash used in operating activities – continuing operations	(17,044)	(15,898)
Net cash provided by operating activities – discontinued operations	—	30,829
Net cash provided by (used in) operating activities	(17,044)	14,931
Cash flows from investing activities:
Capital expenditures	(1,353)	(1,838)
Net cash used in investing activities – continuing operations	(1,353)	(1,838)
Net cash used in investing activities – discontinued operations	—	(63)
Net cash used in investing activities	(1,353)	(1,901)
Cash flows from financing activities:
Repayment of senior secured term loan	(1,938)	—
Proceeds from issuance of stock and pre-funded warrants under registered direct offering, net of offering costs	19,944	—
Proceeds from issuance of stock under employee stock plans, net	140	218
Taxes paid related to net share settlement of equity awards	(285)	(92)
Settlement of deferred consideration for acquisitions	—	(1,800)
Net cash provided by (used in) financing activities – continuing operations	17,861	(1,674)
Net cash provided by financing activities – discontinued operations	—	—
Net cash provided by (used in) financing activities	17,861	(1,674)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(413)	—
Net change in cash, cash equivalents, and restricted cash	(949)	11,356
Cash, cash equivalents, and restricted cash, beginning of period	17,318	80,306
Cash, cash equivalents, and restricted cash, end of period	16,369	91,662
Less: cash, cash equivalents, restricted cash included in discontinued operations	—	(73,300)
Cash, cash equivalents, and restricted cash included in continuing operations	$16,369	$18,362
Non-cash investing and financing activities:
Stock-based compensation capitalized as part of internal-use software	57	118
Lease liabilities arising from right-of-use assets	1,840	—

Veritone, Inc.

Revenue Detail (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2025			March 31, 2024
	Commercial Enterprise	Public Sector	Total	Commercial Enterprise	Public Sector	Total
Software Products & Services	$13,149	$1,334	$14,483	$13,703	$1,517	$15,220

Managed Services:
Representation Services	2,771	—	2,771	3,492	—	3,492
Licensing	5,209	—	5,209	5,441	—	5,441
Total Managed Services	7,980	—	7,980	8,933	—	8,933

Total revenue	$21,129	$1,334	$22,463	$22,636	$1,517	$24,153

Veritone, Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Net loss	$(19,875)	$(25,198)
Net income from discontinued operations, net of income taxes	—	(1,002)
Interest expense, net	2,628	2,462
Income taxes	(326)	(1,045)
Depreciation and amortization	6,948	7,425
Stock-based compensation	1,743	1,534
Change in fair value of earnout receivable	(3,654)	—
Contingent purchase compensation expense	75	317
Foreign currency impact and other	(416)	416
Acquisition and due diligence costs	268	903
Severance and executive transition costs	465	3,844
Other non-recurring items(1)	1,014	—
Non-GAAP net loss from continuing operations	(11,130)	(10,344)
Non-GAAP net income from discontinued operations(2)	—	2,725
Non-GAAP net loss	$(11,130)	$(7,619)

(1)
Other non-recurring items for the three months ended March 31, 2025 consists of fees paid to the lenders of our senior secured term loan in connection with the Limited Consent to the Credit Agreement entered into on March 13, 2025.
(2)
A reconciliation of non-GAAP net income from discontinued operations to GAAP net income from discontinued operations for the three months ended March 31, 2024 is set forth in the table below.

Veritone, Inc.

Reconciliation of GAAP Net Income from Discontinued Operations to Non-GAAP Net Income from Discontinued Operations (unaudited)

(in thousands)

Three Months Ended
March 31, 2024
Net income from discontinued operations, net of income taxes	$1,002
Interest expense, net	1,528
Depreciation and amortization	77
Stock-based compensation	74
Acquisition and due diligence costs	38
Severance and executive transition costs	6
Non-GAAP net income from discontinued operations	$2,725

Veritone, Inc.

Reconciliation of Expected Non-GAAP Net Loss Range to Expected GAAP Net Loss Range (unaudited)

(in millions)

	Three Months Ending	Year Ending
	June 30, 2025	December 31, 2025
Net loss	$(21.5) to $(18.5)	$(80.0) to $(62.0)
Interest expense, net	$3.0 to $2.5	$12.0 to $10.0
Income taxes	$— to $(0.5)	$— to $(2.0)
Depreciation and amortization	$7.5 to $7.0	$30.0 to $28.0
Stock-based compensation	$2.0 to $1.5	$8.0 to $6.0
Non-GAAP net loss	$(9.0) to $(8.0)	$(30.0) to $(20.0)

Veritone, Inc.

Supplemental Financial Information (unaudited)

We are providing the following unaudited supplemental financial information as a lookback of prior years to explain our recent historical and year-over-year performance.

	Quarter Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Total Software Products & Services Customers(1)	3,384	3,437	3,291	3,237	3,156
Annual Recurring Revenue (SaaS) (in 000's)(2)	$49,064	$49,223	$48,269	$47,549	$47,494
Annual Recurring Revenue (Consumption) (in 000's)(3)	$23,510	$18,701	$15,011	$11,245	$11,223
Total New Bookings (in 000's)(4)	$12,964	$14,047	$16,471	$13,228	$15,835
Gross Revenue Retention(5)	>90%	>90%	>90%	>90%	> 90%

(1)
“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 during the last month of the quarter and also excludes any customers categorized by us as trial or pilot status. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.
(2)
“Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring subscription-based SaaS revenue during the last month of the applicable quarter for all Total Software Products & Services customers. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to consumption-based revenues and the split between the two allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues.
(3)
“Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to consumption-based revenues and the split between the two allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues.
(4)
“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).
(5)
“Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the three months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

Veritone, Inc.

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (unaudited)

(in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenue	$22,463	$24,153
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	7,834	6,947
Depreciation and amortization related to cost of revenue	915	879
GAAP gross profit	13,714	16,327
Depreciation and amortization related to cost of revenue	915	879
Stock-based compensation	—	(1)
Non-GAAP gross profit	$14,629	$17,205
GAAP gross margin	61.1%	67.6%
Non-GAAP gross margin	65.1%	71.2%